UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2011

Strategic Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction

of incorporation)

001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 658-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 23, 2011, Strategic Hotels & Resorts, Inc. (the “Company”) adopted an amendment (the “Amendment”) to its Value Creation Plan (the “Plan”). Pursuant to the terms of the Amendment, any shares of the Company’s common stock (the “Common Stock”) that are issued in connection with the Transaction (as defined below) will not be included in the calculation of the Company’s market capitalization as set forth in the Plan. The form of Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 7.01 Regulation FD Disclosure.

On May 23, 2011, the Company issued a press release to announce that the Company signed a letter agreement to acquire the 49% interest in the InterContinental Chicago hotel currently owned by its joint venture partner, an affiliate of The Government of Singapore Investment Corporation (“GIC”), in exchange for approximately 10.8 million shares of Common Stock (the “Shares”) at an agreed upon issuance price of $6.50 per share and approximately $11.8 million of cash consideration plus closing adjustments for working capital (the “Transaction”). The Transaction, which is subject to negotiation and execution of definitive agreements and satisfaction of customary closing conditions, is expected to close in the second quarter of 2011. Upon consummation of the Transaction, the Shares will be subject to a twelve-month lock-up period. The securities to be offered have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

A copy of the press release relating to the Transaction is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing.

This Current Report contains forward-looking statements about the Company. Except for historical information, the matters discussed in this Current Report are forward-looking statements subject to certain risks and uncertainties that could cause the actual results to differ materially, including but not limited to the following: failure to reach agreement with GIC on all business terms and the failure to execute definitive agreements; failure to complete the Transaction in light of due diligence findings or the failure of closing conditions to be satisfied; ability to obtain, refinance or restructure debt or comply with covenants contained in the Company’s debt facilities; volatility in equity or debt markets; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in the Company’s current and proposed market areas; economic conditions generally and in the real estate market specifically, including deterioration of economic conditions and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with the Company’s disposition strategy; delays in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this Current Report, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Amendment One to Strategic Hotels & Resorts, Inc. Value Creation Plan and Strategic Hotels & Resorts, Inc. Unit Agreement Under Strategic Hotels & Resorts, Inc. Value Creation Plan

99.1	Press Release dated May 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 25, 2011

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ Stephen M. Briggs
	Name:	Stephen M. Briggs
	Title:	Senior Vice President & Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Amendment One to Strategic Hotels & Resorts, Inc. Value Creation Plan and Strategic Hotels & Resorts, Inc. Unit Agreement Under Strategic Hotels & Resorts, Inc. Value Creation Plan

99.1	Press Release dated May 23, 2011